Exhibit 4.2

FOURTEENTH SUPPLEMENTAL INDENTURE

FOURTHEENTH SUPPLEMENTAL INDENTURE, effective as of December 28, 2014, by and among Petrobras International Finance Company S.A., a public company limited by shares (société anonyme) duly redomiciled and validly existing under the laws of Luxembourg, having its registered office located at 40, Avenue Monterey, L-2163 Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg trade and companies register under number B179383 (the “Company”), PETROBRAS GLOBAL FINANCE B.V., a private company incorporated with limited liability under the laws of The Netherlands (the “Successor Company”), having its corporate seat at Rotterdam, The Netherlands and its principal office at Weenapoint Toren A, Weena 722, 3014 DA Rotterdam, The Netherlands, THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee hereunder (the “Trustee”), and Petróleo Brasileiro S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil, having its principal office at Avenida República do Chile, 65, 20035-900 Rio de Janeiro – RJ, Brazil (“Petrobras”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of December 15, 2006 (the “Original Indenture”);

WHEREAS, the Company migrated from the Cayman Islands to Luxembourg on August 9, 2013, through a simultaneous de-registration in the Cayman Islands and registration by way of continuation in Luxembourg. Upon the completion of the migration, the Company’s name changed from “Petrobras International Finance Company” to “Petrobras International Finance Company S.A”;

WHEREAS, the Original Indenture was supplemented by each of (i) the Amended and Restated First Supplemental Indenture, dated as of March 31, 2010 (the “Amended and Restated First Supplemental Indenture”) with respect to the U.S.$1,000,000,000 5.875% Global Notes due 2018 (the “Original 2018 Notes”) and an additional issuance of U.S.$750,000,000 5.875% Global Notes due 2018 (the “Reopening 2018 Notes,” and together with the Original 2018 Notes, the “2018-1 Notes”); (ii) the Amended and Restated Second Supplemental Indenture, dated as of July 9, 2009 (the “Amended and Restated Second Supplemental Indenture”) with respect to the U.S.$1,500,000,000 7.875% Global Notes due 2019 (the “Original 2019 Notes”) and an additional issuance of U.S.$1,250,000,000 7.875% Global Notes due 2019 (the “Reopening 2019 Notes,” and together with the Original 2019 Notes, the “2019 Notes”); (iii) the Third Supplemental Indenture, dated as of October 30, 2009 (the “Third Supplemental Indenture”) with respect to the U.S.$2,500,000,000 5.75% Global Notes due 2020 (the “2020 Notes”); (iv) the Fourth Supplemental Indenture, dated as of October 30, 2009 (the “Fourth Supplemental Indenture”) with respect to the U.S.$1,500,000,000 6.875% Global Notes due 2040 (the “2040 Notes”); (v) the Fifth Supplemental Indenture, dated as of January 27, 2011 (the “Fifth Supplemental Indenture”) with respect to the U.S.$2,500,000,000 3.875% Global Notes due 2016 (the “2016 Notes”); (vi) the Amended and Restated Sixth Supplemental Indenture, dated as of February 6, 2012 (the “Amended and Restated Sixth Supplemental Indenture”) with respect to the U.S.$2,500,000,000 5.375% Global Notes due 2021 (the “Original 2021 Notes”) and an additional issuance of U.S.$2,750,000,000 5.375% Global Notes due 2021 (the “Reopening 2021 Notes,” and together with the Original 2021 Notes, the “2021 Notes”); (vii) the Amended and Restated Seventh Supplemental Indenture, dated as of February 6, 2012 (the “Amended and Restated Seventh Supplemental Indenture”) with respect to the U.S.$1,000,000,000 6.750% Global Notes due 2041 (the “Original 2041 Notes”) and an additional issuance of U.S.$1,250,000,000 6.750% Global Notes due 2041 (the “Reopening 2041 Notes,” and together with the Original 2041 Notes, the “2041 Notes”); (viii) the Eighth Supplemental Indenture, dated as of December 9, 2011 (the “Eighth Supplemental Indenture”) with respect to the €1,250,000,000 4.875% Global Notes due 2018 (the “2018-2 Notes”); (ix) the Ninth Supplemental Indenture, dated as of December 9, 2011 (the “Ninth Supplemental Indenture”) with respect to the €600,000,000 5.875% Global Notes due 2022 (the “2022 Notes”); (x) the Tenth Supplemental Indenture, dated as of December 12, 2011 (the “Tenth Supplemental Indenture”) with respect to the £700,000,000 6.250% Global Notes due 2026 (the “2026 Notes”); (xi) the Eleventh Supplemental Indenture, dated as of February 6, 2012 (the “Eleventh Supplemental Indenture”) with respect to the U.S.$1,250,000,000 2.875% Global Notes due 2015 (the “2015 Notes”); (xii) the Twelfth Supplemental Indenture, dated as of February 6, 2012 (the “Twelfth Supplemental Indenture”) with respect to the U.S.$1,750,000,000 3.500% Global Notes due 2017 (the “2017 Notes”); and (xiii) the Thirteenth Supplemental Indenture, dated as of February 10, 2012 (the “Thirteenth Supplemental Indenture,” and together with the Amended and Restated First Supplemental Indenture, the Amended and Restated Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Amended and Restated Sixth Supplemental Indenture, the Amended and Restated Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture and the Twelfth Supplemental Indenture, the “Supplemental Indentures,” and together with the Original Indenture, the “Indenture”) with respect to the 2018-1 Notes, the 2019 Notes, the 2020 Notes, the 2040 Notes, the 2016 Notes, the 2021 Notes, the 2041 Notes, the 2018-2 Notes, the 2022 Notes, the 2026 Notes, the 2015 Notes and the 2017 Notes (together, the “Notes”);

WHEREAS the Successor Company desires to assume the obligations of the Company under the Indenture as result of a merger as provided for in, and permitted by, the Indenture;

WHEREAS, the Successor Company and Petrobras confirm that any and all conditions and requirements necessary to make this Fourteenth Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery of this Fourteenth Supplemental Indenture has been in all respects duly authorized;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Fourteenth Supplemental Indenture; and

WHEREAS, the Successor Company and Petrobras have requested that the Trustee execute and deliver this Fourteenth Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Successor Company, Petrobras and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

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Article 1

ASSUMPTION OF INDENTURE OBLIGATIONS

Section 1.01. The Successor Company, pursuant to clause (1) of Section 8.01 of the Indenture, hereby assumes all of the obligations of the Company under the Indenture, and the term “Company” or “Petrobras International Finance Company” as used in the Indenture shall, from and after the date hereof, mean and refer to the Successor Company.

Article 2

MISCELLANEOUS

Section 2.01.   Effect of the Fourteenth Supplemental Indenture. This Fourteenth Supplemental Indenture supplements the Original Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented and amended by this Fourteenth Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Fourteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Fourteenth Supplemental Indenture supplements each of the Supplemental Indentures and shall be a part, and subject to all the terms of each of such Supplemental Indentures. Each Supplemental Indenture, as supplemented and amended by this Fourteenth Supplemental Indenture, is in all respects ratified and confirmed, and each of the Supplemental Indentures and this Fourteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Fourteenth Supplemental Indenture supersede any conflicting provisions included in the Original Indenture and the Supplemental Indentures unless not permitted by law. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Fourteenth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Fourteenth Supplemental Indenture.

Section 2.02.   Governing Law. This Fourteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 2.03.   Trustee Makes No Representation. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, enforceability or sufficiency of this Fourteenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Successor Company and Petrobras.

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Section 2.04.   Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Fourteenth Supplemental Indenture.

Section 2.05.   Counterparts. The parties may sign any number of copies of this Fourteenth Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 2.06.   Additional Trustee Provisions.

(a)                The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(b)               In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)                Notwithstanding anything herein to the contrary neither the Trustee nor any of its the agents shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or its respective agent, as applicable, (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, fire, riot, strikes or work stoppages for any reason, embargos, government action or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 2.07.   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

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IN WITNESS WHEREOF, the parties have caused this Fourteenth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETROBRAS INTERNATIONAL FINANCE COMPANY S.A.

By:	/s/ Alessandra Cordeiro
Name: Alessandra Cordeiro Title: Debt Back-Office

PETROBRAS GLOBAL FINANCE B.V.

By:	/s/ Larry Carris Cardoso
Name: Larry Carris Cardoso Title: General Manager - Corporate Finance

PETRÓLEO BRASILEIRO S.A.—PETROBRAS

By:	/s/ Gustavo Tardin Barbosa
Name: Gustavo Tardin Barbosa Title: Executive Manager of Corporate Finance

WITNESSES:

1. /s/ Guilherme Rajime T. Saraiva

Name: Guilherme Rajime T. Saraiva

           International Capital Market Coordinator

2. /s/ Bianca Nasser Patrocínio

Name: Bianca Nasser Patrocínio

           Manager – Corporate Finance

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Catherine F. Donohue
Name: Catherine F. Donohue Title: Vice President

WITNESSES:

1. /s/ Stacey B. Poindexter

Name: Stacey B. Poindexter

          Vice President

2. /s/ Thomas Hacker

Name: Thomas Hacker

Vice President

STATE OF NEW YORK          )

                                                  )        ss:

COUNTY OF NEW YORK     )

On this 28th day of December 2014, before me, a notary public within and for said county, personally appeared Catherine F. Donohue, to me personally known, who being duly sworn, did say that she is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 28th day of December 2014, before me personally came Stacey B. Poindexter and Thomas Hacker to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

/s/ Danny Lee

Notary Public

COMMISSION EXPIRES

Danny Lee, Notary Public

State of New York, NO. 01LE6161129

Qualified in New York County

Commission Expires February 20, 2015